EXHIBIT 23.6

[PricewaterhouseCoopers Letterhead]

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form F-4 of our report dated March 6, 2003, relating to the financial statements Tenaris S.A. which appears in such Registration Statement. We also consent to the reference to us under the headings “Summary Selected Historical Consolidated Combined Financial Data of Tenaris”, “Selected Historical Consolidated Combined Financial Data of Tenaris” and “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers S.à.r.l.	Luxembourg, August 7, 2003

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